1794645



                               SECRETARY OF STATE

                              CORPORATION DIVISION

      1, BILL JONES, Secretary of State of the State of California, hereby certify:

       That the annexed transcript lids been compared with the corporate record on file in this; office, of which It purports to be a copy, and that same is full, true and correct.

                                                        IN  WITNESS  WHEREOF,  I
                                                        execute this certificate
                                                        and affix the Great Sea]
                                                        of    the    State    of
                                                        California this

                                                               DEC 3 1996
                                                        ------------------------




                                                             /s/ Bill Jones
                                                           Secretary of State

                                                                         1794645
ARTICLES OF INCORPORATION


                                        I


The name of this corporation is GLOBAL INVESTORS GUIDE


                                       II


The purpose of this corporation is to engage in any lawful ad of activity for Which a corporation may be organized Under the GENERAL CORPORATION LAW of California other than the banking business the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III


The name and address in the State of California of this corporation's initial &,get for service of proem is;


                             Peter S. Griffith, CPA
                        41 East Foothill Blvd. Suite 204
                            Arcadia California 91006


                                       IV


This corporation is authorized to issue only one class of shares of stock, and the tow number of shares which this corporation is authorized to issue is 10,000

DATE: 12-2-96                                  /s/ Peter S. Griffith
     ---------------------                     ---------------------------------
                                               Peter S. Griffith,
                                               Incorporator